UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 23, 2015

IDI, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-158336	77-0688094
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2650 North Military Trail, Suite 300, Boca Raton, Florida		33431
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-757-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2015, IDI, Inc. (the "Company") raised approximately $10.0 million in gross proceeds from the sale of 1,280,410 shares of the Company’s common stock in a registered direct offering to one accredited investor. The purchase price paid by the investor was $7.81 per share. Simultaneously, the Company conducted a private placement offering with the same accredited investor through which it issued the investor, for no additional consideration, warrants to purchase 640,205 shares of common stock. The warrants have an exercise price of $10.00 per share and are exercisable beginning six months from the date of issuance, expiring 36 months from the date of issuance. The Company agreed to file a registration statement registering the shares underlying the investor’s warrants.

Pursuant to an engagement letter dated July 23, 2015 (the "Placement Agent Agreement") by and between the Company and Chardan Capital Markets, LLC ("Chardan Capital"), Chardan Capital agreed to act as the Company’s placement agent in connection with both the registered direct offering and the concurrent private placement. Pursuant to the Placement Agent Agreement, the Company agreed to pay Chardan Capital a cash fee equal to 6% of the gross proceeds of the offering, or $0.4686 per share, as well as reimburse Chardan Capital for its expenses in connection with the offering in the amount of $25,000.

The net proceeds to the Company from the offering, after deducting placement agent fees and estimated offering expenses, are approximately $9.365 million. The registered direct offering and the concurrent private placement closed on July 28, 2015.

The 1,280,410 shares of common stock were sold, and will be issued, pursuant to the Prospectus Supplement, dated July 24, 2015, to the Prospectus included in the Company’s Registration Statement filed with the Securities and Exchange Commission on July 10, 2015.

The warrants, and shares of common stock issuable upon exercise of the warrants, were sold, and will be issued, in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933 (the "Act") and Rule 506 promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. As disclosed above, the Company has agreed to file a registration statement registering the shares underlying the warrants.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

4.1 Warrant, dated as of July 23, 2015

10.1 Securities Purchase Agreement, dated as of July 23, 2015

10.2 Placement Agent Agreement, dated as of July 23, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDI, Inc.

July 28, 2015	By:	/s/ Derek Dubner

Name: Derek Dubner
Title: Co-Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

4.1	Warrant, dated as of July 23, 2015
10.1	Securities Purchase Agreement, dated as of July 23, 2015
10.2	Placement Agent Agreement, dated as of July 23, 2015